                       EXHIBITS FOR S-1 REGISTRATION STATEMENT
                         OF METRO INFORMATION SERVICES, INC.


EXHIBIT 10.4 INTERCREDITOR AGREEMENT DATED AS OF MAY 2, 1996 BY AND BETWEEN NATIONSBANK, N.A. CRESTAR BANK, SIGNET BANK AND REGISTRANT.



                         INTERCREDITOR AGREEMENT


    THIS INTERCREDITOR AGREEMENT ("Agreement") is made as of May 2, 1996, by and between NATIONSBANK, N.A. ("NationsBank"), CRESTAR BANK ("Crestar") and SIGNET BANK ("Signet").

RECITALS:

    A. Signet has extended, or intends to extend, certain loans and/or credit facilities to Metro Information Services, Inc., a Virginia corporation ("Company"), in an amount not to exceed $2,000,000 (collectively referred to as the "Signet Loan"). Any documents which now or subsequently evidence, secure or otherwise document the Signet Loan shall be referred to as the "Signet Loan Documents." The term "Signet Loan" shall also include all loans, credit accommodations, letters of credit, reimbursement agreements, acceptances, guaranty obligations, indebtedness, liabilities, overdrafts in any checking or other account of the Company with Signet, rights to payment, indemnities, and other obligations of any kind now or hereafter owed by the Company to Signet, including, without limitation, all principal amounts, interest charges, late charges, fees, and other charges and sums, all costs and expenses, including attorneys' fees and expenses payable or reimbursable by the Company under the Signet Loan Documents, and otherwise (including interest, late charges, fees and other charges and sums accruing on such debt after the Company becomes subject to a bankruptcy proceeding, whether or not any of the same are enforceable against the Company or recoverable against the bankruptcy estate), as well as all claims, demands, actions, causes of action and judgments arising from or relating to any of the foregoing, whether absolute or contingent, matured or unmatured, accrued or not accrued, liquidated, or unliquidated, direct or indirect, joint or several, contemplated or uncontemplated, secured or unsecured, including, without limitation, all indebtedness, obligations and liabilities evidenced by or incurred in connection with the Signet Loan Documents, and all replacements, modifications, extensions, renewals or refinancings of any or all of the foregoing.

    B. Crestar has extended or intends to extend certain loans or credit facilities to the Company in an amount not to exceed $2,000,000 (collectively referred to as the "Crestar Loan"). Any documents which now or subsequently evidence, secure or otherwise document the Crestar Loan shall be referred to as the "Crestar Loan Documents." The term "Crestar Loan" shall also include all loans, credit accommodations, letters of credit, reimbursement agreements, acceptances, guaranty obligations, indebtedness, liabilities, overdrafts in any checking or other account of the Company with Crestar, rights to payment, indemnities, and other obligations of any kind now or hereafter owed by the Company to Crestar, including, without limitation, all principal amounts, interest charges, late charges, fees, and other charges and sums, all costs and expenses, including attorneys' fees and expenses payable or reimbursable by the Company under the Crestar Loan Documents, and otherwise (including interest, late charges, fees and other charges and sums accruing on such debt after the Company becomes subject to a bankruptcy proceeding, whether or not any of the same are enforceable against the Company or recoverable against the bankruptcy estate), as well as all claims, demands, actions, causes of action and judgments arising from or relating to any of the foregoing, whether absolute or contingent, matured or unmatured, accrued or not accrued, liquidated, or unliquidated, direct or indirect, joint or several, contemplated or uncontemplated, secured or unsecured, including, without limitation, all indebtedness, obligations and liabilities evidenced by or incurred in connection with the Crestar Documents, and all replacements, modifications, extensions, renewals or refinancings of any or all of the foregoing.

    C. NationsBank has extended or intends to extend certain loans or credit facilities to the Company in an amount not to exceed $8,000,000 (collectively referred to as the "NationsBank Loan"). Any documents which now or subsequently evidence, secure or otherwise document the NationsBank Loan shall be referred to as the "NationsBank Loan Documents." The term "NationsBank Loan" shall also include all loans, credit accommodations, letters of credit, reimbursement agreements, acceptances, guaranty obligations, indebtedness, liabilities, overdrafts in any checking or other account of the Company with NationsBank, rights to payment, indemnities, and other obligations of any kind now or hereafter owed by the Company to NationsBank, including, without limitation, all principal amounts, interest charges, late charges, fees, and other charges and sums, all costs and expenses, including attorneys' fees and expenses payable or reimbursable by the Company under the NationsBank Loan Documents, and otherwise (including interest, late charges, fees and other charges and sums accruing on such debt after the Company becomes subject to a bankruptcy proceeding, whether or not any of the same are enforceable against the Company or recoverable against the bankruptcy estate), as well as all claims, demands, actions, causes of action and judgments arising from or relating to any of the foregoing, whether absolute or contingent, matured or unmatured, accrued or not accrued, liquidated, or unliquidated, direct or indirect, joint or several, contemplated or uncontemplated, secured or unsecured, including, without limitation, all indebtedness, obligations and liabilities evidenced by or incurred in connection with the NationsBank Loan Documents, and all replacements, modifications, extensions, renewals or refinancings of any or all of the foregoing. The Signet Loan, Crestar Loan and the NationsBank Loans are individually referred to as a "Loan" and collectively as the "Loans" and the NationsBank Loan Documents, the Crestar Loan Documents and the Signet Loan Documents collectively are referred to as the Loan Documents.

    D. Signet, Crestar and NationsBank desire to agree among themselves to certain terms and conditions regarding the Loans as set forth below.

    NOW, THEREFORE, the parties hereto agree as follows:

    1. JUNIOR LOANS. It is agreed by and between Signet and Crestar (collectively referred to as the "Junior Lenders") that the indebtedness and obligations of the Company evidenced by the Signet Loan and the Crestar Loan (collectively referred to as the "Junior Loans") shall at all times be and remain in PARI PASSU without preference, priority or distinction by virtue of any existence of any lien on the Company's property, real, personal or mixed (the "Assets").

    As used herein, "Specific Security Interest" means a perfected and enforceable security interest of a Lender in any of the following Assets, including the products and proceeds thereof and accessions thereto:

         (a) Assets made available to the Company by such Lender (or its agent of bailee) pursuant to a trust receipt or other security agreement the effect of which is to continue the Lender's security interest therein; or

         (b) Assets covered by a non-negotiable document issued in the name of such Lender or as to which the Lender (or agent of bailee on its behalf) controls possession through a negotiable document.

    2. NATIONSBANK LOAN. The Junior Lenders agree that any liens, security interests, mortgages or pledges of any of the assets of the Company in favor of or for the benefit of the Junior Lenders, now existing or arising in the future, are hereby expressly made subordinate and junior in priority to any liens, security interests, mortgages or pledges of any of the assets of the Company, now existing or arising in the future, securing the NationsBank Loan, regardless of the record priority or dates of any public filings pertaining thereto or whether any or all of the security interests and liens securing any of the NationsBank Loan are unperfected or avoidable. This subordination provision shall apply with respect to all of the collateral for the NationsBank Loan, regardless of how or in what manner the NationsBank Loan is incurred, or whether the NationsBank Loan has already been incurred or may be incurred in the future by future advances or other financial accommodations made or extended by NationsBank, or whether such future advances or other financial accommodations are made at the discretion of NationsBank under the NationsBank Documents or pursuant to commitment or otherwise.

    3. SUBORDINATED INDEBTEDNESS OWED ONLY TO JUNIOR LENDERS. The Junior Lenders warrant and represent to NationsBank that neither has previously assigned any interest in the Junior Loans to any party, that no party owns an interest in the Junior Loans other than the Junior Lenders (whether as joint holder of the Junior Loans, participants or otherwise), that the entire Junior Loans are owing to the Junior Lenders and the Junior Lenders covenant that the Junior Loans shall continue to be owing only to the Junior Lenders unless assigned in accordance with the terms of this Agreement as provided in paragraph 6 below. Until all of the NationsBank Loan has been paid, the Junior Lenders shall not take or permit any action prejudicial to or inconsistent with NationsBank's priority position over the Junior Lenders that is created by this Agreement.

    4. SUBROGATION. After the NationsBank Loan has been paid in full and until the Junior Loans have been paid in full, the Junior Lenders shall be subrogated to the rights of NationsBank to receive distributions with respect to the NationsBank Loan, to the extent that distributions otherwise payable to the Junior Lenders have been applied to the payment of the NationsBank Loan in accordance with the provisions of this Agreement. As between the Company and the Junior Lenders, a distribution applied to the payment of the NationsBank Loan in accordance with the provisions of this Agreement which otherwise would have been made to the Junior Lenders shall not be deemed a payment by the Company on the Junior Loans, it being understood that the subordination provisions of this Agreement are intended solely for the purpose of defining the relative rights of the Junior Lenders, on the one hand, and NationsBank, on the other hand, and nothing contained in this Agreement shall impair the obligations of the Company, which are absolute and unconditional, to pay to the Junior Lenders the Junior Loans as and when the same shall be due and payable in accordance with its terms, except as such obligation is modified by the rights confirmed under this Agreement in favor of NationsBank, or affect the relative rights of the Junior Lenders and the creditors of the Company other than NationsBank. NationsBank shall have no obligation or duty to protect the Junior Lenders' rights of subrogation and shall have no liability to the Junior Lenders for any loss or impairment of the Junior Lenders' subrogation rights.

    5. NO ASSIGNMENT OF SUBORDINATED INDEBTEDNESS. The Junior Lenders agree that, until the NationsBank Loan has been paid in full and satisfied and all financing arrangements between the Company and NationsBank have been terminated in writing, it will not assign, transfer or grant a participating interest in all or any portion of the Junior Loans, without prior written notice to NationsBank. Furthermore, prior to any such assignment, transfer or grant of a participation being effective the assignee, transferee or participant shall acknowledge in writing the subordinate nature of the Junior Loans and upon request of NationsBank, shall join in or otherwise agree to be bound by this Agreement.

    6. TERM AND LENDING LIMITS. This Agreement shall constitute a continuing agreement by and among each of Signet, Crestar and NationsBank (collectively referred to as the "Lenders") and each of the Lenders may continue, without notice to any of the other Lenders, to lend monies and extend credit (with re-advances expressly permitted) limited in aggregate principal amount outstanding at any time, excluding interest, penalties and amounts advanced to protect security, up to the following limits at any one time outstanding (collectively referred to as the "Lending Limits"):

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

                   Signet         --        $2,000,000
                   Crestar        --        $2,000,000
                   NationsBank    --        $8,000,000

Each of the Lenders shall have the right to modify, amend, renew, extend and replace its own loan documents which evidence or secure its Loan (generically referred to as the "Loan Documents") and make other accommodations to or for the account of the Company in reliance upon the provisions of this Agreement, in all of which events the Junior Loans shall continue to be subordinated to the NationsBank Loan (as the same may be increased and/or modified) to the full extent provided herein and as between the Junior Lenders each shall be and remain in PARI PASSU. This Agreement shall be irrevocable by all of the Lenders until all of the Loans shall have been paid and fully satisfied and all financing arrangements between the Company and the Lenders have been terminated in writing. This Agreement and the obligations of the Lenders under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any of the Loans is rescinded or must otherwise be restored or returned by NationsBank by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar official for, the Company or any substantial part of its property, or otherwise, all as though such payment had not been made.

    7.   WAIVERS OF LENDERS.

         (a) Each of the Loans shall be deemed to have been made or incurred in reliance upon this Agreement, and the Lenders expressly waive all notice of the acceptance by the other of the subordination and other provisions of this Agreement, notice of the incurring of Loans from time to time under documents (limited in principal amount advanced and or re-advanced, excluding interest, penalties and amounts advanced to protect NationsBank's security, to an aggregate amount outstanding at any time of the Lending Limits) and all other notices not specifically required pursuant to the terms of this Agreement or by law.

         (b) None of the Lenders has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Loan Documents or the collectibility of the Loans, and that each Lender shall be entitled to manage (limited in principal amount advanced and/or readvanced, excluding interest, penalties and amounts advanced to protect security, to an aggregate amount outstanding at any time of the Lending Limits) and supervise the Loans in accordance with applicable law and from time to time as each Lender may deem appropriate under the circumstances.

         (c) No waiver shall be deemed to be made by any Lender of any of its rights hereunder, unless the same shall be in writing signed on behalf of such Lender, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of such Lender in any other respect at any other time.

    8. ACTIONS PERMITTED BY EACH LENDER. (a) Each Lender may modify, amend, renew, extend and replace its own Loan Documents and extend and modify (limited in principal amount advanced and/or re-advanced, excluding interest, penalties and amounts advanced to protect security, to an aggregate amount outstanding at any time of the Lending Limits), or renew all or any part of their respective Loan, release any surety or security, obtain additional security or exercise any other right to make additional Loans to the Company, all without any notice to or consent by any other Lender and without in any way impairing or altering rights established pursuant to this Agreement. Each Junior Lender hereby waives all diligence by NationsBank in collection of the NationsBank Loan or in the protection or perfection of any security interest or lien NationsBank may have in the assets of the Company. NationsBank may from time to time, whether before or after any discontinuance of this Agreement and without notice to the Company or the Junior Lenders, assign or transfer all or any part of the NationsBank Loan or any interest therein and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such NationsBank Loan shall be and remain NationsBank Loan for purposes of this Agreement and every assignee or transferee and successive assignee or transferee of any of the NationsBank Loan or any interest therein shall, to the extent of the interest of such assignee or transferee in the NationsBank Loan, be entitled to the benefits and subject to the obligations (including the Lending Limits) of this Agreement as if such assignee or transferee were NationsBank; provided, however, that unless NationsBank shall otherwise consent in writing, NationsBank shall have and retain an unimpaired right prior and superior to that of any such assignee or transferee, of this Agreement for the benefit of NationsBank as to such part of the NationsBank Loan that NationsBank has not assigned or transferred.

         (b) Each Lender may obtain from either of the other Lenders from time to time (but in no event more than once a month) the existing balance outstanding of the Company to each Lender and request written confirmation thereof. Each Lender agrees to provide a written confirmation of the amount payable by the Company in accordance with the preceding sentence. The Lender providing the information to the requesting Lender shall designate balances based on the loan confirmation request in form reasonably acceptable to both Lenders within seven (7) days of the giving of the written request by another Lender.

    9. NO FIDUCIARY DUTIES TO JUNIOR LENDER. Each of the Junior Lenders acknowledges and agrees that NationsBank owes the Junior Lenders no fiduciary duties or any duty of care or good faith whatsoever in the Junior Lender's capacity as a subordinate lien creditor with respect to any collateral for the NationsBank Loan, that any such duties which might otherwise be owing are hereby waived, and that NationsBank may exercise any and all rights and powers hereunder and otherwise act and deal with respect to the collateral for the NationsBank Loan and the liens thereon in its own self-interest without regard to any adverse effect upon the rights of the Junior Lender.
NationsBank's only duty to the Junior Lenders is set forth in paragraph 11.

    10.  NOTICES OF DEFAULT AND FORECLOSURE.

         (a) Each of the Lenders agrees to use its best efforts to provide the other Lenders with notice of any Event of Default with respect to their respective Loan which is sent to the Borrower, provided that the failure to do so shall not impair the rights or remedies of such Lender.

         (b) NationsBank agrees that prior to initiating any foreclosure action against the Company, NationsBank shall provide Junior Lenders thirty (30) days' prior written notice and opportunity to cure or otherwise resolve the defaults which have given rise to the proposed foreclosure action, during which period NationsBank will make available appropriate personnel for consultation and good faith negotiation with Junior Lenders, provided that such notice and opportunity shall not be required in the event the delay resulting therefrom would risk waste or loss of the value of the collateral for the NationsBank Loan, in which case NationsBank shall provide such other period of notice and opportunity as may be provided without incurring such risk.

    11. NOTICES. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by facsimile (confirmed on the date the facsimile is sent by one of the other methods of giving notice provided for in this Section) or by hand delivery, by Federal Express, or other similar overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the Lender at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by such Lender. Notice shall be considered given as of the date of the facsimile or the hand delivery, one (1) business day after delivery to Federal Express or similar overnight delivery service, or three (3) business days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish the fact that notice was given as provided herein. If notice is tendered pursuant to the provisions of this Section and is refused by the intended recipient thereof, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided.

    If to Signet:

         Signet Bank

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

         Commercial Division, 8th Floor
         500 East Plume Street
         Norfolk, VA  23501
         ATTN:  James A. Whitham
         Telephone No.:  804-640-4216
         Telecopy No.:  804-640-4291

    If to Crestar:

         Crestar Bank
         Second Floor, Crestar Bank Building
         500 East Main Street
         Norfolk, VA  23510
         ATTN:  Joel Rhew
         Telephone No.:
                         ---------------
         Telecopy No.:
                        ----------------

    If to NationsBank:

         NationsBank, N.A.
         NationsBank Center
         Third Floor, One Commercial Place
         Norfolk, VA  23510
         ATTN:  Nancy A. Asplen
         Telephone No.:  804-624-2975
         Telecopy No.:  804-441-8599

    12. CHOICE OF LAW. The laws of the Commonwealth of Virginia (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Agreement and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Agreement and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this Agreement or which occurred or were to occur as a direct or indirect result of this Agreement having been executed.

    13. CONSENT TO JURISDICTION; AGREEMENT AS TO VENUE. The Lenders irrevocably consent to the non-exclusive jurisdiction of the courts of the Commonwealth of Virginia and of the United States District Court for the District of Virginia, if a basis for federal jurisdiction exists. The Lenders agrees that venue shall be proper in the circuit court of the City of Norfolk or in the United States District Court for the Eastern District of Virginia, Norfolk Division if a basis for Federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the Commonwealth of Virginia on the basis of improper venue or of inconvenience of forum.

    14. PARTIES. This Agreement shall be binding upon and inure to the benefit of, the Lenders and their respective heirs, personal representatives, successors and assigns. The term the "Company" as used herein shall also refer to the successors and assigns of the Company, including, without limitation, a receiver, trustee, custodian or debtor-in-possession.

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

    15. TITLES. The paragraph titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

    16. AUTHORITY. Each of the Lenders represents and warrants to other Lenders that it has authority to enter into this Agreement and that the person signing for it is authorized and directed to do so.

    17. ENTIRE AGREEMENT. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by NationsBank and the Junior Lenders. In the event of any conflict between any terms of this Agreement with the terms of the Subordinated Junior Lender Documents dealing with subordination of the Junior Loans, the terms of this Agreement shall be deemed to control.

    18. ADDITIONAL DOCUMENTATION. Each of the Junior Lenders and NationsBank shall execute and deliver to the other such further instruments and shall take such further action as the other may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

    19. DEFECTS WAIVED. This Agreement is effective notwithstanding any defect or voidability in the validity or enforceability of any instrument or document evidencing the Loans.

    20. SEVERABILITY. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

    21. WAIVER OF TRIAL BY JURY. Each party to this Agreement agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by either party hereto or any successor or assign of any party on or with respect to this Agreement or which in any way relates, directly or indirectly, to the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

    22. APPLICATION OF PROCEEDS BETWEEN JUNIOR LENDERS. The following provisions apply after the NationsBank Loan has been paid in full:

         (a) If any of the Junior Lenders exercises its rights with respect to collateral which is secured by the Loan Documents (except collateral which is subject to a Specific Security Interest), all amounts received as proceeds from the sale or other dispostion thereof shall be applied as follows: (i) first, the Junior Lender exercising such rights shall be reimbursed for reasonable expenses which it incurs in connection with the collection, protection, assembling, liquidating, insuring and disposition of such collateral; and (ii) second, each Junior Lender shall be paid the proceeds from the Assets after payment of expenses in an amount obtained by multiplying the amount of such proceeds by a fraction, the numerator of which shall be the unpaid principal balance of such Junior Lender's Loan not to exceed the applicable Lending Limit, and the denominator of which shall be the sum of the outstanding principal balances of all of the Loans not to exceed the aggregate of the applicable Lending Limits.

         (b) If either Junior Lender acquires any or all of the collateral which is secured by the Loan Documents (except collateral which is subject to a Specific Security Interest), such collateral shall be held in the names of all the Junior Lenders as tenants in common. Each Junior Lender represents and warrants that it will not sell, assign or transfer its interest in the collateral which is secured by the Loan Documents without the written consent of the other Junior Lender, which consent shall not be unreasonably withheld. All decisions in connection with such collateral shall be made unanimously by the Junior Lenders. All costs, expenses and proceeds from such collateral shall be shared based upon the percentages as calculated herein. For purposes of this Agreement, a Specific Security Interest shall be deemed to mean the security interest in a particular piece or portion of personal or real property which is acquired by funds from a separate loan made by one of the Junior Lenders to the Company.

    23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

    IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto under seal, all as of the date and year first above written.

                                  NATIONSBANK, N.A.


                                  By:                                    (SEAL)
                                     -------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------

                                  SIGNET BANK


                                  By:                                    (SEAL)
                                     -------------------------------------
                                  Name:
                                       ---------------------------------------

                                  Title:
                                        ---------------------------------------


                                  CRESTAR BANK


                                  By:                                    (SEAL)
                                     ------------------------------------

                                  Name:
                                       ---------------------------------------

                                  Title:
                                       ----------------------------------------

                             JOINDER, WAIVER AND RELEASE


    Metro Information Services, Inc. (the "Company") joins in the foregoing Agreement to acknowledge its consent to the matters set forth therein. The Company represents and warrants that it has no claims, defenses, actions or causes of action or setoffs of any kind (nor have its attorneys advised it of any claims, defenses, actions or cause of actions or setoffs of any kind) in connection with the Loan Documents or the enforcement thereof. In the event the Company has any claims, defenses, actions or causes of actions or setoffs of any kind or nature which it now or hereafter may assert against the Lenders, individually and/or collectively, in connection with the Loan Documents and/or the enforcement of the Loan Documents by the Lenders, individually and/or collectively, it forever waives and relinquishes them by executing this Agreement. The Company directs each of the Lenders to provide the information concerning loan balances set forth in paragraph 8(b) to any of the other Lenders which request such information.

                                  METRO INFORMATION SERVICES, INC.


                                  By:
                                     -----------------------------------------

                                  Title:
                                        --------------------------------------


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